Exhibit 10.40

Tiffany & Co.
(a Delaware corporation)

Corporate Governance Principles

(as adopted by the full Board of Directors on January 15, 2004 and last amended on March 6, 2017)

1.	Director Qualification Standards; Size of the Board; Audit Committee Service; Director Nominations and Resignations.

a.At least a majority of the directors shall meet the independence requirements set forth in Section 303A.02 of the New York Stock Exchange Corporate Governance Rules. A director shall not be deemed to have met such independence requirements unless the Board has affirmatively determined that it be so. In making its determination of independence, the Board shall broadly consider all relevant facts and circumstances and assess the materiality of each director’s relationship(s) with the Corporation and/or its subsidiaries (directly or as a partner, shareholder or officer of any organization that has a relationship with the Corporation). Further, in making its determination of independence for any director who will serve on the Compensation Committee, the Board shall also consider all factors specifically relevant to determining whether each such director has a relationship to the Corporation that is material to his or her ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to, the requirements set forth in Section 303A.02(a)(ii) of the New York Stock Exchange Corporate Governance Rules. If a director is determined by the Board to be independent, all relationships, if any, that such director has with the Corporation and/or its subsidiaries which were determined by the Board to be immaterial to independence shall be disclosed in the Corporation’s annual proxy statement.

b.A director shall be younger than age 74 when elected or appointed and a director shall not be recommended for re‑election by the stockholders if such director will be age 74 or older on the date of the annual meeting or other election in question, provided that the Board of Directors may, by specific resolution, waive the provisions of this sentence with respect to an individual director whose continued service is deemed uniquely important to the Corporation.

c.A director need not be a stockholder to qualify as a director, but shall be encouraged to hold stock in the Corporation by virtue of its policies with respect to stock ownership by directors.

d.Consistent with 1.a. above, candidates for director shall be selected on the basis of their business experience, expertise and skills, with a view to supplementing the business experience, expertise and skills of management and adding further substance and insight into board discussions and oversight of management. The Nominating/Corporate Governance Committee is responsible for developing, and recommending to the Board, criteria for the selection of new directors, for identifying individuals qualified to become directors, and for recommending to the Board director nominees for the next annual meeting of the stockholders. In connection with such recommendation, the Nominating/Corporate Governance Committee will specifically consider each then current director’s continued service on the Board and whether each such director should be recommended for re‑nomination to the Board. Each then current director will be given an opportunity to confirm his or her desire to continue as a member of the Board.

e.From time to time, the Nominating/Corporate Governance Committee will recommend to the Board the optimal number of directors constituting the entire Board, such number to be within the range authorized pursuant to the By‑laws. Based upon that recommendation, the current nature and scope of the Corporation’s business, and the experience, expertise and skills of the existing roster of directors, the Board believes that twelve directors is an appropriate number at this time.

f.The Board shall be responsible for determining whether each member of the Audit Committee is financially literate and confirming that at least one member of the Audit Committee has accounting or related financial management expertise, in each case as set forth in Section 303A.07 of the New York Stock Exchange Corporate Governance Rules. The Board shall further have responsibility for determining the qualification of an individual to serve on the Audit Committee as a designated “audit committee financial expert,” as required by the applicable rules of the SEC under Section 407 of the Sarbanes‑Oxley Act. In addition, to serve on the Audit Committee, a director must meet the standards for independence set forth in Section 301 of the Sarbanes‑Oxley Act. To those ends, the Nominating/Corporate Governance Committee will coordinate with the Board in screening any new candidate to serve on the Audit Committee and in evaluating whether to re‑nominate any existing director who may serve on the Audit Committee. If an Audit Committee member simultaneously serves on the audit committees of more than three public companies, then, in the case of each such Audit Committee member, the Board shall determine that such simultaneous service would not impair the ability of such member to effectively serve on the Corporation’s Audit Committee and disclose such determination in the Corporation’s annual proxy statement.

g.Any director who, since the time such director was most recently elected to the Board, changes his or her employer or otherwise has a significant change in job responsibilities, or who accepts or intends to accept a directorship with another public company (or with any other organization that would require a significant time commitment) shall (1) advise the secretary of the Corporation of such change or directorship and (2) submit to the Nominating/Corporate Governance Committee, in care of the secretary, a signed letter, addressed to such Committee, resigning as a director of the Corporation effective upon the acceptance of such resignation by such Committee, but void ab initio if not accepted by such Committee within ten (10) days of receipt by the secretary. The secretary of the Corporation shall promptly advise the members of the Nominating/Corporate Governance Committee of the change or directorship and the receipt of such a letter. The Nominating/Corporate Governance Committee shall promptly determine, in light of the circumstances, whether to accept or decline such resignation. In some instances, taking into account all relevant factors and circumstances, it may be appropriate for the Nominating/Corporate Governance Committee to decline such resignation, but recommend to the Board that the director cease participation on one or more committees or that the director not be re‑nominated to the Board.

h.The Corporation has amended its By‑Laws to provide for majority voting in the election of directors. In uncontested elections, directors are elected by a majority of the votes

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cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Nominating/Corporate Governance Committee (or comparable committee of the Board) shall establish procedures for any director who is not elected to tender his or her resignation. The Nominating/Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the election results. In determining whether or not to recommend that the Board of Directors accept any resignation, the Nominating/Corporate Governance Committee shall be entitled to consider all factors believed relevant by such Committee’s members. Unless applicable to all directors, the director(s) whose resignation is under consideration is expected to recuse himself or herself from the Board vote to accept or reject the resignation. Thereafter, the Board will promptly disclose its decision regarding the director’s resignation (including the reason(s) for rejecting the resignation, if applicable) in a Form 8‑K furnished to the Securities and Exchange Commission. If the Board accepts a director’s resignation pursuant to this process, the Nominating/Corporate Governance Committee shall recommend to the Board whether to fill such vacancy or reduce the size of the Board. If, for any reason, the Board of Directors is not elected at an annual meeting, they may be elected thereafter at a special meeting of the stockholders called for that purpose in the manner provided in the By‑laws.

i.Including service on the Board of Directors of the Corporation, no director shall serve on the board of directors (or any similar governing body) of more than five public companies.

2.	Attendance and Participation at Board and Committee Meetings.

a.Directors are expected to attend the six regularly scheduled board meetings in person, if practicable, or by telephone, if attendance in person is impractical. Directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled board meetings will be practicable.

b.For committees on which they serve, directors are expected to attend regularly scheduled meetings in person, if practicable, or by telephone, if attendance in person is impractical or if telephone participation is the expected means of participation. For committees on which they serve, directors should attempt to organize their schedules in advance so that attendance at all regularly scheduled committee meetings will be practicable.

c.Directors shall make all reasonable efforts to attend, in person or by telephone, specially scheduled meetings of the Board or those committees on which they serve.

d.Directors shall, to the fullest extent practicable, review in advance all meeting materials provided by management, the other directors and consultants or advisors to the Board.

e.Directors are expected to comply with the policies and procedures of the Corporation with respect to business conduct, ethics, confidential information and ownership of, and trading in, the Corporation’s securities.

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f.Nothing stated herein shall be deemed to limit the duties of directors under applicable law.

3.	Director Access to Management and Independent Advisors.

a.Executive officers of the Corporation and its subsidiaries shall make themselves available, and shall arrange for the availability of other members of management, employees and consultants, so that each director shall have full and complete access with respect to the business, finances and accounting of the Corporation and its subsidiaries.

b.The chief financial officer and the chief legal officer of the Corporation shall regularly attend Board meetings (other than those portions of Board meetings that are reserved for independent or non‑management directors or those portions in which the independent or non‑management directors meet privately with the chief executive officer, other members of management or the Corporation’s independent accountants). The Board encourages the chief executive officer to invite other executive and non‑executive officers to Board meetings from time to time in order to provide additional insight into items being discussed and so that the Board may meet and evaluate persons with potential for advancement.

c.If the charter of any Board committee on which a director serves provides for access to independent advisors, any executive officer of the Corporation will be authorized to arrange for the payment of the reasonable fees of such advisors at the request of such a committee acting by resolution or unanimous written consent.

4.	Director Compensation.

a.Directors shall be compensated in a manner and at a level sufficient to encourage exceptionally well qualified candidates to accept service on the Board and to retain existing directors. The Board believes that a meaningful portion of a director’s compensation should be provided in, or otherwise based upon appreciation in the market value of, the Corporation’s Common Stock. Compensation of the Directors shall be determined by the Nominating/Corporate Governance Committee.

b.In determining the form and amount of director compensation, the Nominating/Corporate Governance Committee shall retain an independent advisor to provide such Committee with advice, which shall include reference to data drawn from public company filings with respect to the fees and emoluments paid to outside directors by comparable public companies.

c.Contributions to charities with which an independent or non‑management director is affiliated will not be used as compensation to such a director, and management will make efforts to avoid any appearance of impropriety in connection with such contributions, if any. Contributions made during any fiscal year to charitable organizations with which directors are affiliated, through membership on the governing board of such charitable organizations, shall be disclosed in the Corporation’s annual proxy statement for such year.

d.Management will advise the Board should the Corporation or any subsidiary wish to enter into any direct financial arrangement with any director for consulting or advisory

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services, or into any financial arrangement with any entity affiliated with such director by which the director may be indirectly benefited, and no such arrangement shall be consummated without specific authorization from the Board.

5.	Director Orientation and Continuing Education.

a.Each executive officer of the Corporation shall be available to and meet with any new director and provide an orientation into the business, finance and accounting of the Corporation.

b.Each director shall be reimbursed, at such director’s request, for reasonable expenses incurred in pursuing continuing education with respect to his/her role and responsibilities to the stockholders and under law as a director.

6.	Management Succession.

a.The Board, assisted by the Nominating/Corporate Governance Committee, shall select, evaluate the performance of, and make determinations to retain or replace, the chief executive officer. Such evaluations and determinations will be made with (i) a view to the effectiveness and execution of strategies propounded by, and decisions made by, the chief executive officer with respect to the Corporation’s long‑term strategic plan and long‑term financial returns and (ii) applicable legal and ethical considerations.

b.In furtherance of the foregoing responsibilities, and in contemplation of the retirement, or an exigency that requires the replacement, of the chief executive officer, the Board shall, in conjunction with the chief executive officer, evaluate the performance and potential of the other executive officers. More generally, the Board, assisted by the Nominating/Corporate Governance Committee, shall participate in the planning for the succession of the other executive officers.

7.	Annual Performance Evaluation of the Board.

a.The Nominating/Corporate Governance Committee is responsible for assisting the Board in the Board’s oversight of the Board’s own performance in the area of corporate governance.

b.Annually, each independent director will participate in an assessment and evaluation of the Board’s performance. The independent directors of each committee of the Board will also annually participate in an assessment and evaluation of such committee’s performance. The results of such self‑assessments will be discussed with the full Board.

8.	Matters for Board Review, Evaluation and/or Approval.

a.The Board is responsible under the law of the State of Delaware to review and approve significant actions by the Corporation, including major transactions (such as material acquisitions and financings), declaration of dividends, issuance of securities and appointment of officers of the Corporation. The Board, with the assistance of the Audit Committee, shall annually review, and, if acceptable, approve, a delegation of authority policy that delineates the

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matters that shall be reserved for Board approval from those matters that may be delegated to management.

b.The Board is responsible for reviewing and approving or ratifying any transaction, arrangement or relationship in which: (i) the aggregate amount involved will, or may be expected to, exceed $120,000 in any fiscal year, (ii) the Corporation or any of its subsidiaries is a participant, and (iii) any Related Person has or will have a direct or indirect material interest (other than solely as a result of being a director or trustee or in any similar position, or a less than 10% beneficial owner, of another entity) (each, a “Related Person Transaction”). For purposes of this item 8.b, a “Related Person” shall be any person who at any time since the beginning of the last fiscal year of the Corporation was a director or executive officer of the Corporation, a nominee for director, a stockholder owning of record or beneficially more than 5% of any class of the Corporation’s voting securities and an immediate family member (as defined in Item 404(a) of Regulation S‑K promulgated under the Securities Exchange Act of 1934, as amended (the “Act”)) of any such person. The Corporation’s chief legal officer, having been informed of any potential or planned Related Person Transaction in accordance with the Corporation’s applicable policies and procedures, shall promptly advise the Nominating/Corporate Governance Committee. The Committee shall then review such transaction and, where the Committee determines in its business judgment that it is in the best interest of the Corporation, recommend such transaction for approval or ratification to the Board. In making such determination, the Committee and the Board shall broadly consider all relevant facts and circumstances, including the identity and position of the Related Person, the extent of the Related Person’s interest in the transaction, the business purpose for and reasonableness of the transaction (particularly in light of alternatives), the terms of the transaction and the materiality of the transaction to the Related Person and the Corporation. The Board, directly or through its Nominating/Corporate Governance Committee, may adopt additional policies and procedures with respect to Related Party Transactions, which may provide for certain exceptions to the review and approval requirements set forth above. The provisions of this item 8.b are in addition to, and not intended to modify, item 4.d above. The Corporation’s policies and procedures for the review, approval or ratification of Related Person Transactions shall be disclosed in the Corporation’s annual proxy statement.

c.The Board is responsible, either through its Nominating/Corporate Governance Committee, or as guided by such Committee, for reviewing and approving any proposed service by an executive officer of the Corporation as a director of any other public company. In considering such approval, the Committee and the Board shall broadly consider all relevant facts and circumstances.

d.The Board is responsible, either through its committees, or as guided by its committees, for those matters which are set forth in the respective charters of the Audit, Nominating/Corporate Governance, Compensation and Corporate Social Responsibility Committees or as otherwise set forth in the applicable laws of the state of Delaware, the applicable Federal laws of the United States and in the corporate governance rules of the New York Stock Exchange.

e.The following matters, among others, will be the subject of Board deliberation on such occasions as the Board may determine necessary or desirable, but as least as often as

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required by applicable law or by the corporate governance rules of the New York Stock Exchange:

i.the Board will review and, if acceptable, approve the Corporation’s operating plan for each fiscal year, as developed and recommended by management;

ii.the Board will review actual performance against the operating plan;

iii.the Board will review and, if acceptable, approve the Corporation’s multi‑year strategic plan, as developed and recommended by management;

iv.at least annually, the Board will review and discuss management’s enterprise risk assessment;

v.the charters of all Board Committees will be reviewed and, if appropriate, modified, by the Board;

vi.the delegation of authority to officers and employees for day‑to‑day operating matters of the Corporation and its subsidiaries will be reviewed and, if acceptable, approved by the Board; and

vii.the Corporation’s policies or programs with respect to the payment of dividends and the repurchase of the Corporation’s securities will be reviewed and, if acceptable, approved by the Board.

9.	Management’s Responsibilities.

Management is responsible for operating the Corporation with the objective of achieving the Corporation’s operating and strategic plans and building value for stockholders on a long‑term basis. In executing those responsibilities, management is expected to act in accordance with the policies and standards established by the Board (including these principles), as well as in accordance with applicable law and for the purpose of maintaining the value of the trademarks and business reputation of the Corporation’s subsidiaries. Specifically, the chief executive officer and the other executive officers are responsible for:

a.producing, under the oversight of the Board and the Audit Committee, financial statements for the Corporation and its consolidated subsidiaries that fairly present the financial condition, results of operation, cash flows and related risks in accordance with generally accepted accounting principles, for making timely and complete disclosure to investors in accordance with applicable laws, and for keeping the Board and the appropriate committees of the Board informed on a timely basis as to all matters of significance;

b.developing and presenting the strategic plan, proposing amendments to the plan as conditions and opportunities dictate and implementing the plan as approved by the Board;

c.developing and presenting the annual operating plan and budget and for implementing that plan as approved by the Board;

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d.identifying, assessing and managing risks that may arise in the Corporation’s operations and ensuring that the Board is appropriately aware of any such material risks;

e.creating an organizational structure appropriate to the achievement of the strategic and operating plans of the Corporation and recruiting, selecting and developing the necessary managerial talent to execute on such plans;

f.creating a working environment conducive to integrity, business ethics and compliance with applicable laws and the requirements of the Corporation’s policies;

g.developing, implementing and monitoring an effective system of internal controls and procedures to provide reasonable assurance that: the Corporation’s transactions are properly authorized; the Corporation’s assets are safeguarded against unauthorized or improper use; and the Corporation’s transactions are properly recorded and reported. Such internal controls and procedures also shall be designed to permit preparation of financial statements for the Corporation and its consolidated subsidiaries in conformity with generally accepted accounting principles and any other legally required criteria applicable to such statements; and

h.establishing, maintaining and evaluating the Corporation’s disclosure controls and procedures. The term “disclosure controls and procedures” means controls and other procedures of the Corporation that are designed to ensure that information required to be disclosed by the Corporation in the reports filed or submitted by it under the Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Corporation in the reports it files or submits under the Act is accumulated and communicated to the Corporation’s management, including its principal executive and financial officers, as appropriate to allow timely decisions regarding required disclosure. To assist in carrying out this responsibility, management has established a Disclosure Control Committee, whose membership is responsible to the Audit Committee, to the chief executive officer and to the chief financial officer, and includes the following officers or employees of the Corporation: the executive officers primarily responsible for global retail sales, merchandising and manufacturing; the chief legal officer, the chief information officer, the controller, the heads of internal audit & financial planning and analysis, the investor relations officer and the treasurer.

10.	Leadership Structure and Meeting Procedures.

a.The Board shall determine whether the offices of chairman of the board and chief executive officer shall be held by one person or by separate persons, and whether the person holding the office of chairman of the board shall be “independent”. An “independent” director meets the requirements for “independence” as referenced in item 1.a above. “Non‑management” directors include those who are independent and those who, while not independent, are not currently employees of the Corporation or one of its subsidiaries. In determining which director shall serve as chairman of the Board, the Board shall broadly consider all relevant facts and circumstances as well as the director’s business experience, specific areas of expertise and skill set, including his or her ability to effectively moderate discussions during Board meetings and

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his or her responsiveness to the Board’s suggestions for agenda items and information to be provided by management to the Board.

b.The chairman of the board will establish the agenda for each Board meeting, but the chairman of the board will include in such agenda any item submitted by the presiding independent director (see item 11.e below). Each Board member may suggest the inclusion of items on the agenda for any meeting, and the chairman of the board will consider them for inclusion.

c.Management shall be responsible for distributing information and data that is necessary for the Board to understand the matters to be considered and acted upon by the Board; such materials shall be, to the fullest extent practicable, distributed in written form to the Board sufficiently in advance of Board meetings so as to provide reasonable time for review and evaluation. To that end, management has provided each director with access to a secure website where confidential and sensitive materials may be viewed. In circumstances where practical considerations do not permit advance circulation of written materials, reasonable steps shall be taken to allow more time for discussion and consideration, such as extending the duration of a meeting or circulating unanimous written consent forms, which may be considered and returned at a later time.

d.The chairman of the board shall preside over meetings of the Board; in his or her absence, the presiding independent director or another director identified by the presiding independent director shall preside.

e.If the chairman of the board is not independent, the independent directors shall select from among themselves a “presiding independent director”; failing such selection, the chairman of the Nominating/Corporate Governance Committee shall be the presiding independent director. The presiding independent director shall be identified as such in the Corporation’s annual proxy statement. The presiding independent director shall approve meeting agendas and schedules for the Board, chair meetings of the independent and non‑management directors, serve as a liaison between the chairman of the Board and the independent directors, and serve to facilitate communications by stockholders and employees with the non‑management directors. The presiding independent director shall also have the authority to call meetings of the independent directors.

f.The non‑management directors shall meet separately from the other directors in regularly scheduled executive session, without the presence of management directors and executive officers of the Corporation. As set forth in item 10.e above, the presiding independent director shall preside over such meetings.

g.At least once per year the independent directors shall meet separately from the other directors in a scheduled executive session, without the presence of management directors, non‑management directors who are not independent and executive officers of the Corporation. As set forth in item 10.e above, the presiding independent director shall preside over such meetings.

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h.The Board, with the assistance of the Nominating/Corporate Governance Committee, shall reassess the appropriateness of the Board leadership structure as warranted, including following changes in management, board composition or in the nature, scope or complexity of the Corporation’s operations.

11.	Committees.

a.The Board shall have an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee, which shall have the respective responsibilities described in the charters of each committee. The membership of each such committee shall consist only of independent directors.

b.The Board may, from time to time, appoint one or more additional committees, such as a Finance Committee, a Dividend Committee and a Corporate Social Responsibility Committee.

c.The chairman of each Board committee, in consultation with the appropriate members of management, will develop the committee’s agenda. Management will assure that, as a general rule, information and data necessary to the committee’s understanding of the matters within the committee’s authority and the matters to be considered and acted upon by a committee are distributed to each member of such committee sufficiently in advance of each such meeting or action taken by written consent to provide a reasonable time for review and evaluation.

d.At each regularly scheduled Board meeting, the chairman of each committee or his or her delegate shall report the matters considered and acted upon by such committee at each meeting (unless the full Board was present at such committee meeting), or by written consent, since the preceding regularly scheduled Board meeting. Such report may be effected by the distribution to the full Board of the minutes of any such meeting or any such written consent.

e.The secretary of the Corporation, or any assistant secretary of the Corporation, shall be available to act as secretary of any committee and shall, if invited, attend meetings of the committee and prepare minutes of the meeting for approval and adoption by the committee. Once so approved and adopted, the secretary or assistant secretary shall sign the minutes, which signature will thereafter indicate the Committee’s approval and adoption.

12.	Reliance.
Any director of the Corporation shall, in the performance of such person’s duties as a member of the Board or any committee of the Board, be fully protected in relying in good faith upon the records of the Corporation or upon such information, opinions, reports or statements presented by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence.

13.	Reference to Corporation’s Subsidiaries.

Where the context so requires, reference herein to the Corporation includes reference to the Corporation and/or any direct or indirect subsidiary of the Corporation whose financial

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results are consolidated with those of the Corporation for financial reporting purposes, and reference to a subsidiary of the Corporation shall be reference to such a subsidiary.

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